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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT:
C. TROY WOODBURY, JR.
TREASURER AND CHIEF FINANCIAL OFFICER
WEGENER CORPORATION
(770) 814-4000
FAX (770) 623-9648
INFO@WEGENER.COM

            WEGENER REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2004

(April 7, 2004) - DULUTH, Georgia - WEGENER Corporation (Nasdaq: WGNR) a leading provider of networking solutions for broadcast, cable and enterprise television networks worldwide, today announced financial results for the second quarter ended February 27, 2004.

Second quarter revenues were $4.7 million and the Company incurred a net loss of $655,000, or $(0.05) per share. Revenues for the second quarter of fiscal 2003 were $5.2 million, with net earnings of $117,000, or $0.01 per share. WEGENER's eighteen month backlog on February 27, 2004, was $13.9 million. Total backlog at quarter-end was $22.8 million.

Revenues for the first six months of fiscal 2004 were $9.5 million, with a net loss of $1.1 million or $(0.09) per share compared to revenues of $9.2 million and a net loss of $253,000 or $(0.02) per share for the first six months of fiscal 2003.

"We remain focused on reaching our stated goal of returning to profitability in the second half of the fiscal year. While visibility into the timing of new orders remains somewhat limited, we believe improved operating results will be realized primarily during the fourth quarter," said Robert Placek, president and CEO of WEGENER.

Mr. Placek adds, "During the second quarter, we received a strategically important order for our iPump(TM) Media Servers. This is a milestone in our strategic plan for the iPump(TM) product line; however, we are not yet in a position to disclose more information regarding the order because of the extremely competitive nature of our customer's business."

For advanced control of the iPump(TM) Media Servers, WEGENER recently released
MediaPlan(R) Content Management System (MediaPlan CM). Mr. Placek continues, "We recognize that our customers require a way to track and control iPump(TM) Media
Servers from a central location and MediaPlan CM enables them to carry out their daily operations. With the addition of MediaPlan CM, Wegener now provides a powerful end-to-end system for content ingest, management, delivery, control, and monitoring. We believe the addition of MediaPlan CM to our product offerings will lead to increased sales of iPump(TM) Media Servers."

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WEGENER Corporation, through its subsidiary WEGENER Communications, is an international provider of digital solutions for IP data, video and audio networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music, satellite paging and financial information distribution. COMPEL, WEGENER's patented network control system provides networks with unparalleled ability to regionalize programming and commercials through total receiver control. COMPEL network control capability is integrated into WEGENER digital satellite receivers. WEGENER Communications can be reached at +1.770.814.4000 or on the World Wide Web at www.WEGENER.com.

COMPEL, ENVOY, UNITY, UNITYO IP and iPump are trademarks of WEGENER
Communications, Inc. All Rights Reserved.

THIS NEWS RELEASE CONTAINS STATEMENTS WHICH MAY BE FORWARD-LOOKING WITHIN THE
MEANING OF APPLICABLE SECURITIES LAWS, INCLUDING THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995. THE STATEMENTS INCLUDE PROJECTIONS REGARDING
FUTURE SALES RESULTS, EXPECTED CONTRIBUTIONS TO REVENUES AND EARNINGS FROM OUR
ESTABLISHED PRODUCTS AND OUR NEW LINE OF PRODUCTS JUST REACHING THE MARKETPLACE
AND MARKET OPPORTUNITIES, AND ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS
AND ASSUMPTIONS, WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES
INCLUDING, BUT NOT LIMITED TO: CUSTOMER ACCEPTANCE AND EFFECTIVENESS OF RECENTLY
INTRODUCED PRODUCTS, DEVELOPMENT OF ADDITIONAL BUSINESS FOR THE WEGENER DIGITAL
AND ANALOG VIDEO AND AUDIO TRANSMISSION PRODUCT LINES, EFFECTIVENESS OF THE
REVITALIZED SALES ORGANIZATION, THE SUCCESSFUL DEVELOPMENT AND INTRODUCTION OF
NEW PRODUCTS IN THE FUTURE, DELAYS IN THE CONVERSION BY PRIVATE AND BROADCAST
NETWORKS TO DIGITAL BROADCAST EQUIPMENT, ACCEPTANCE OF VARIOUS NETWORKS OF
STANDARDS FOR DIGITAL BROADCASTING, GENERAL MARKET CONDITIONS WHICH MAY NOT
IMPROVE DURING FISCAL YEAR 2004 AND BEYOND, AND SUCCESS OF WEGENER'S RESEARCH
AND DEVELOPMENT EFFORTS AIMED AT DEVELOPING NEW PRODUCTS. DISCUSSION OF THESE
AND OTHER RISKS AND UNCERTAINTIES ARE PROVIDED IN DETAIL IN THE COMPANY'S
PERIODIC FILINGS WITH THE SEC, INCLUDING THE FORM 10-K. THE COMPANY INTENDS THAT
SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE SAFE HARBORS CREATED THEREBY.
SINCE THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE
AT ANY TIME, THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM EXPECTED
OR INFERRED RESULTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THE
STATEMENT WAS MADE. WEGENER CORPORATION DOES NOT UNDERTAKE AND SPECIFICALLY
DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

                                (TABLE TO FOLLOW)


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                      WEGENER CORPORATION AND SUBSIDIARIES

                           SUMMARIZED OPERATIONS DATA
                      (IN $000'S EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

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


                                               Three Months Ended                Six Months Ended
                                          February 27,     February 28,    February 27,     February 28,
                                          ------------     ------------    ------------     ------------
                                              2004             2003            2004             2003
                                          ------------     ------------    ------------     ------------
Revenue                                     $  4,713         $  5,219        $  9,463         $  9,164
                                            ========         ========        ========         ========
Earnings (loss) before
income taxes                                    (869)             184          (1,571)            (395)

Income tax expense
(benefit)                                       (214)              67            (467)            (142)
                                            --------         --------        --------         --------
Net earnings (loss)                         $   (655)        $    117        $ (1,104)        $   (253)
                                            ========         ========        ========         ========

Net earnings (loss) per share
     Basic                                  $  (0.05)        $   0.01        $  (0.09)        $  (0.02)
     Diluted                                $  (0.05)        $   0.01        $  (0.09)        $  (0.02)
                                            ========         ========        ========         ========

Shares used in per share calculation
     Basic                                    12,417           12,321          12,407           12,294
     Diluted                                  12,417           12,356          12,407           12,294
                                            ========         ========        ========         ========


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                      WEGENER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (IN $000'S EXCEPT SHARE DATA)

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                                                            FEBRUARY 27,        August 29,
                                                            ------------        ----------
                                                                2004                2003
                                                            ------------        ----------
                                                             (UNAUDITED)
ASSETS

Current assets
    Cash and cash equivalents                                 $  3,757           $  4,213
    Accounts receivable                                          2,851              3,560
    Inventories                                                  1,686              2,143
    Deferred income taxes                                        2,095              2,109
    Other                                                          163                144
                                                              --------           --------

         Total current assets                                   10,552             12,169

Property and equipment, net                                      2,773              2,914
Capitalized software costs, net                                  1,650              1,304
Deferred income taxes                                            1,510              1,029
Other assets                                                       840                752
                                                              --------           --------

                                                              $ 17,325           $ 18,168
                                                              ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
    Accounts payable                                          $    959           $  1,195
    Accrued expenses                                             1,571              1,433
    Customer deposits                                              379                255
    Current maturities of long-term obligations                      1                  4
                                                              --------           --------

          Total current liabilities                              2,910              2,887
                                                              --------           --------

          Total liabilities                                      2,910              2,887
                                                              --------           --------


Commitments and contingencies

Shareholders' equity
    Common stock, $.01 par value; 20,000,000 shares
        authorized; 12,445,051 and 12,381,251 shares
        respectively, issued and outstanding                       125                124
    Additional paid-in capital                                  19,708             19,471
    Deficit                                                     (5,418)            (4,314)
                                                              --------           --------

         Total shareholders' equity                             14,415             15,281
                                                              --------           --------

                                                              $ 17,325           $ 18,168
                                                              ========           ========
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